EXHIBIT 10.12
                           ADDENDUM TO LEASE AGREEMENT
                             DATED FEBRUARY 1, 2004

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                          Addendum to a Lease Number II

This is an Addendum to the Lease dated March 29, 2001 between SAFETY HARBOR CENTRE, INC. (Landlord) and NEW MILLENIUM MEDIA INTERNATIONAL (Tenant) for commercial space at 200 9TH AVENUE NORTH -- SUITE 210, SAFETY HARBOR, FLORIDA 34695.

The parties agree to the following changes and additions to the Lease:

EFFECTIVE FEBRUARY 1, 2003 THE SPACE LOCATED TO THE SOUTH WEST OF THE MAIN SUITE, SPECIFICALLY, SOUTH OF THE COMMON AREA BATHROOMS WILL BE VACATED BY NMMI AND IN RETURN A DEDUCTION OF ($2,177.45) PER MONTH FROM THE PRESENT LEASE WILL BE APPROVED AND ACCEPTED BY BOTH PARTIES. ALL COSTS ASSOCIATED WITH THIS CHANGE INCLUDING MODIFICATIONS OF THE EXISTING SPACES AS REQUESTED BY NMMI SHALL BE PAID BY NMMI.

IT IS ALSO AGREED THAT THE RENT FOR THE COMMON AREA WHICH INCLUDES; RESTROOMS, LOUNGE AND EQUIPMENT ROOM SHALL BE PAID AND MAINTAINED BY NMMI AT NO COST TO THE LANDLORD, HOWEVER, THE FUTURE TENANT LEASING THE VACATED SPACES SHALL HAVE THE RIGHT TO USE THE RESTROOMS AND THE LOUNGE.

A 200,000 SHARES OF NMMG AS SECURITY DEPOSIT.

In all other respects, the terms of the original Lease remain in full effect. However, if there is a conflict between this addendum and the original Lease, the Addendum will prevail.





                        [SINAGTURES ILLEGIBLE]


/s/                                            /s/
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Safety Harbor Centre, Inc.                     New Millenium Media International


        2/1/04                                           2/01/04
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Date                                           Date